EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Hybrid Fuel Systems, Inc. of our report dated March 24, 2005 and April 1, 2005 as to Notes 1 and 12, and September 2, 2005 as to Note 2, which appears in the Registrant's Form 10KSB for the year ended December 31, 2004 as amended.

Brimmer,  Burek  &  Keelan  LLP
Tampa  Florida

November  21,  2005